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                                                                    EXHIBIT 10.9


                                 MILL AGREEMENT

                                  by and among

                             MILLER MILLING COMPANY,

                            WINCHESTER PASTA, L.L.C.

                                       and

                             NEW WORLD PASTA COMPANY


                                January 28, 1999

                              Winchester, Virginia
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                                TABLE OF CONTENTS

                                                                            Page

GENERAL BACKGROUND.............................................................1

ARTICLE I - DEFINITIONS........................................................2
      Section 1.01  Accounting Terms...........................................2
      Section 1.02  Contract Goods.............................................2
      Section 1.03  Contract Price.............................................2
      Section 1.04  Contract Year..............................................2
      Section 1.05  Daily Plant Capacity.......................................2
      Section 1.06  Delivery Period............................................2
      Section 1.07  Fancy Patent Flour.........................................3
      Section 1.08  Flour Requirements.........................................3
      Section 1.09  Initial Term...............................................3
      Section 1.10  Lebanon Plant..............................................3
      Section 1.11  Mill.......................................................3
      Section 1.12  Mill Assets................................................3
      Section 1.13  Mill Capacity..............................................3
      Section 1.14  Plant......................................................3
      Section 1.15  Plant Property.............................................3
      Section 1.16  Premises...................................................4
      Section 1.17  Semolina...................................................4

ARTICLE II - OPERATIONS........................................................4
      Section 2.01  Quantity...................................................4
      Section 2.02  Quality Requirements of Individual Purchases...............5
      Section 2.03  Purchase of Excess Contract Goods..........................6
      Section 2.04  Permits and Licenses.......................................7
      Section 2.05  Price......................................................7
      Section 2.06  Payment...................................................10
      Section 2.07  Notice of Flour Requirements..............................10
      Section 2.08  Delivery of Contract Goods................................11
      Section 2.09  Failure of Supply and Liquidated Damages..................11
      Section 2.10  Purchase and Manufacturing Records........................12
      Section 2.11  Inspection................................................13
      Section 2.12  Quantity of Contract Goods Delivered......................13
      Section 2.13  Terms of Sale.............................................14
      Section 2.14  Maintenance Program.......................................14
      Section 2.15  Force Majeure.............................................14


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ARTICLE III - RESPECTIVE RIGHTS, TERMINATION AND TRANSFER.....................15
      Section 3.01  Term......................................................15
      Section 3.02  Breach of Obligations.....................................19
      Section 3.03  Termination by Miller.....................................19

ARTICLE IV - GENERAL PROVISIONS...............................................20
      Section 4.01  Governing Law.............................................20
      Section 4.02  Right of First Refusal....................................20
      Section 4.03  Notices...................................................21
      Section 4.04  Terms of Sale.............................................22
      Section 4.05  Breach of Agreement.......................................22
      Section 4.06  Confidentiality...........................................22
      Section 4.07  Arbitration...............................................23
      Section 4.08  Binding Effect and Assignment.............................23
      Section 4.09  Severability..............................................23
      Section 4.10  Counterparts..............................................23
      Section 4.11  Integration...............................................24
      Section 4.12  Amendment to Prior Agreement..............................24

                                LIST OF EXHIBITS

Exhibit A - Specifications

Exhibit B - Delivery Procedures

Exhibit C - Legal Description for Premises


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                                 MILL AGREEMENT

      THIS MILL AGREEMENT ("Agreement") is made and entered into effective as of the 28th day of January, 1999, by and among MILLER MILLING COMPANY, a Minnesota corporation ("Miller"), WINCHESTER PASTA, L.L.C., a Delaware limited liability company ("WPLLC") and NEW WORLD PASTA COMPANY f/k/a HERSHEY PASTA MANUFACTURING COMPANY, a Delaware corporation ("NWP").

      In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, it is agreed by and between the parties hereto as follows:

                               GENERAL BACKGROUND

      1. NWP has acquired and will operate a pasta manufacturing and processing plant located in or near Winchester, Virginia (the "Plant") on land owned by NWP (the "Plant Property").

      2. NWP will need to purchase substantial quantities of semolina and durum wheat flours for use in conjunction with the operation of the Plant.

      3. NWP desires to have a flour mill capable of supplying the Flour Requirements of the Plant located on the Plant Property and operated as an integrated part of the Plant operations (the "Mill").

      4. Miller has constructed and is operating the Mill for processing durum wheat and producing Contract Goods (as hereinafter defined).

      5. Miller, before commencing construction of the Mill, desired to secure a commitment for a large volume of business on a continuing basis, which Miller secured from
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the Hershey Pasta & Grocery Group, a division of Hershey Foods Corporation, the assets of which have now been acquired by NWP.

      6. NWP wants to purchase from Miller and Miller is willing to supply to NWP, semolina and durum wheat flours for the Plant on the terms and conditions hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

      For the purposes of this Agreement, the following definitions shall have the meanings set forth below:

      Section 1.01 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

      Section 1.02 Contract Goods. The term "Contract Goods" shall mean collectively semolina and durum wheat flours used by NWP to manufacture pasta and noodles.

      Section 1.03 Contract Price. The price for Contract Goods determined in accordance with Sections 2.05 or 3.01.

      Section 1.04 Contract Year. The term "Contract Year" shall mean a calendar year beginning on January 1 and ending on December 31.

      Section 1.05 Daily Plant Capacity. The daily production capacity of the Plant requires at least [Confidential Treatment Requested by New World Pasta Company] per day of Contract Goods.

      Section 1.06 Delivery Period. The term "Delivery Period" shall mean any period during which Contract Goods purchased by NWP are to be delivered.


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      Section 1.07 Fancy Patent Flour. The flour produced from durum wheat which meets NWP specifications for "fancy patent flour".

      Section 1.08 Flour Requirements. "Flour Requirements" shall mean the semolina and durum wheat flour raw material needs of the Plant as ordered by NWP.

      Section 1.09 Initial Term. As defined in Section 3.01.

      Section 1.10 Lebanon Plant. Means NWP's production facility located in Lebanon, Pennsylvania.

      Section 1.11 Mill. The "Mill" shall mean the flour mill located adjacent to the Plant Property which is capable of processing durum wheat in sufficient quantities to supply the Plant's Flour Requirements, subject to the limitations set forth in this Agreement.

      Section 1.12 Mill Assets. As defined in Section 4.02.

      Section 1.13 Mill Capacity. The term "Mill Capacity" shall mean the quantity of Contract Goods which the Mill shall be capable of producing, operating [Confidential Treatment Requested by New World Pasta Company]. The Mill will be capable of producing fancy patent flours daily in amounts which are no more than [Confidential Treatment Requested by New World Pasta Company] of the average daily Mill Capacity.

      Section 1.14 Plant. The term "Plant" shall mean NWP's pasta production facility located in or near Winchester, Virginia.

      Section 1.15 Plant Property. The land in or near Winchester, Virginia owned by NWP on which the Plant has been constructed.

      Section 1.16 Premises. The property owned by Miller Milling Company Limited Partnership on which the Mill is located.


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      Section 1.17 Semolina. The flour produced from durum wheat which meets NWP specifications. It is recognized that there is a Standard of Identity for semolina promulgated by the U.S. Food and Drug Administration. The Mill shall be capable of producing semolina consistent with such standard as it now exists or may exist in the future.

                                   ARTICLE II
                                   OPERATIONS

      Section 2.01 Quantity. During each Contract Year and subject to the further terms of this Agreement, NWP agrees to purchase from Miller and Miller agrees to sell to NWP and supply from the Mill the Contract Goods which NWP shall require during such Contract Year in conjunction with the ongoing operation of the Plant. Except as otherwise set forth below in this Section 2.01, the parties agree that Miller's obligation to supply Contract Goods to NWP and NWP's obligation to purchase Contract Goods from Miller under this Agreement shall apply only to the Daily Plant Capacity as defined in Section 1.05. All non-Contract Goods emanating from the Mill shall belong to Miller. If NWP increases the Daily Plant Capacity to produce pasta products over the amount stated in Section 1.05, then NWP shall permit Miller to offer, on terms and conditions Miller deems appropriate, to supply NWP Contract Goods at the Plant to meet such increased capacity requirements, provided, however, that at all times Miller shall supply NWP its requirements for Contract Goods for the Plant as ordered by NWP regardless of the Daily Plant Capacity up to a maximum annual capacity of [Confidential Treatment Requested by New World Pasta Company] of Contract Goods.

      Section 2.02 Quality Requirements of Individual Purchases. Miller shall sell and deliver, in accordance with the instructions of NWP and the terms of this Agreement, the specific


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Contract Goods which are ordered by NWP. Such Contract Goods shall be of a quality in accordance with the specifications set forth in Exhibit A. Further, the specifications shall be changed if required by law or regulation or at NWP's election. If NWP elects to change the specifications for Contract Goods, it shall give Miller at least thirty (30) days prior notice. If any change in the specifications results in increased costs to Miller in providing Contract Goods and such cost increase is documented by records kept in the ordinary course of business, then the parties shall negotiate in good faith an adjustment to the pricing formulas of this Agreement to address such increased costs. The Contract Goods processed and delivered by Miller to NWP under the terms of this Agreement shall also conform to all applicable federal, state and local laws and regulations. Miller warrants that its processing of the Contract Goods shall be in accordance with good manufacturing practices, all applicable laws and regulations and NWP's specifications and that the Mill shall be maintained in a sanitary, food grade status. NWP may reject any Contract Goods which fail to comply with the provisions of this Section and under such circumstances Miller shall retrieve, as necessary, all such non-conforming Contract Goods and bear all costs and expenses associated with such non-conforming Contract Goods, including but not limited to, reimbursement to NWP for any costs involved in handling or processing such Contract Goods, retrieval of such Contract Goods, costs and expenses incurred by NWP in connection with the handling of work-in-process or finished goods utilizing such non-conforming Contract Goods. Costs and expenses incurred in connection with finished goods shall be borne by Miller only to the extent NWP can reasonably demonstrate that the problem with the finished goods arose from a problem with Contract Goods supplied by Miller. Miller shall take samples at regular intervals of Contract Goods prior to delivery to NWP.


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      Section 2.03 Purchase of Excess Contract Goods. To the extent that the quantity of Contract Goods purchased from the Mill for use at the Plant is less than the quantity of Contract Goods that would be required to satisfy the Daily Plant Capacity (the amount of such difference being referred to herein as the "Excess Contract Goods"), NWP agrees to purchase from Miller, and Miller agrees to sell to NWP, such Excess Contract Goods for use by NWP at NWP's Lebanon Plant. For purposes of this provision, NWP shall be obligated to purchase Excess Contract Goods from Miller for the Lebanon Plant equal to the amount of such Excess Contract Goods, but not more than [Confidential Treatment Requested by New World Pasta Company] of the Lebanon Plant's annual requirements for Contract Goods during each Contract Year. Notwithstanding the above, Miller's obligation to supply Contract Goods to the Lebanon Plant shall extend to all NWP orders, up to [Confidential Treatment Requested by New World Pasta Company] of the Lebanon Plant's annual requirements for Contract Goods, but Miller shall not be obligated to supply Contract Goods to the Plant and the Lebanon Plant in an amount in excess of the maximum annual Mill Capacity of [Confidential Treatment Requested by New World Pasta Company] of Contract Goods. The price and payment terms for such Contract Goods delivered to the Lebanon Plant shall be the same as the price and payment terms for Contract Goods supplied to the Plant under this Agreement, except that NWP shall pay Miller for actual delivery charges incurred to transport the Contract Goods from the Mill to the Lebanon Plant. For purposes of this provision, all delivery shall be as reasonably directed by NWP. In the event rail transportation is specified by NWP, the actual delivery charge shall not exceed the lowest available rate for movement in private cars and Miller shall be responsible for supplying the private cars. If alternate delivery is made necessary due solely to actions or omissions of


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NWP, NWP will be responsible for any delivery charges in excess of [Confidential
Treatment Requested by New World Pasta Company]. Notwithstanding the above, [Confidential Treatment Requested by New World Pasta Company] it being the intent of the parties that the [Confidential Treatment Requested by New World Pasta Company]. At the end of the Initial Term, if NWP renews the Agreement pursuant to Section 3.01, the transportation cost if rail transportation is specified by NWP, will be adjusted to take into account any increase or decrease in the cost of leasing private rail cars.


      Section 2.04 Permits and Licenses. Miller shall acquire and maintain all material licenses and permits required for the handling, processing and production of the Contract Goods and operations of the Mill. NWP shall exercise reasonable commercial judgment in obtaining and maintaining necessary and material licenses and permits for the operation of the Plant.

      Section 2.05 Price. NWP shall purchase from Miller and Miller shall sell to NWP, FOB [Confidential Treatment Requested by New World Pasta Company] NWP's requirements of Contract Goods, in conformance with Section 2.01, at the Plant. For purposes of calculating NWP's price, the price of durum wheat FOB the Mill will include [Confidential Treatment Requested by New World Pasta Company]. The price that NWP shall pay for the Contract Goods delivered to the Plant, including fancy patent flour shall be determined, at NWP's election, in accordance with one of the following two (2) formulas:

            (a) The purchase price per cwt for semolina and other durum wheat flour specified by NWP shall be determined by the sum of the calculations below divided by [Confidential Treatment Requested by New World Pasta Company].


            If the total [Confidential Treatment Requested by New World Pasta Company] exceeds [Confidential Treatment Requested by New World Pasta Company] shall be adjusted to [Confidential Treatment Requested by New World Pasta Company]. If the total annual [Confidential Treatment Requested by New World Pasta Company] shall be adjusted [Confidential Treatment Requested by New World Pasta Company] for all [Confidential Treatment Requested by New World Pasta Company].



      Under this pricing mechanism, Miller shall [Confidential Treatment Requested by New World Pasta Company].


            (b) [Confidential Treatment Requested by New World Pasta Company]. For purposes of exercise of this provision, Miller agrees to make available for NWP's use, [Confidential Treatment Requested by New World Pasta Company]. Each bushel of wheat


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delivered by NWP hereunder shall establish the price of [Confidential Treatment
Requested by New World Pasta Company] pounds of Contract Goods to NWP. At the time of such purchase by NWP, Miller will indicate to NWP the quantity necessary to produce the Contract Goods being priced by NWP. NWP's delivery of said purchases to the Mill will be evenly spread over the delivery period of the Contract Goods. If said purchases are delivered to the Mill by rail they will be delivered in accordance with normal rail delivery practices. The payment for said wheat shall be made to NWP in accordance with normal terms from the date of delivery and subject to receipt of freight and wheat purchase documentation. The purchase price for the Contract Goods manufactured by Miller for NWP shall be determined by the sum of the calculations below divided by [Confidential Treatment Requested by New World Pasta Company].


            If the total [Confidential Treatment Requested by New World Pasta Company] (including [Confidential Treatment Requested by New World Pasta Company] exceeds [Confidential Treatment Requested by New World Pasta Company]. If the total annual [Confidential Treatment Requested by New World Pasta Company] shall be adjusted [Confidential Treatment Requested by New World Pasta Company]. Under this pricing mechanism, Miller shall [Confidential Treatment Requested by New World Pasta Company].



            Notwithstanding anything contained in this Section 2.05 to the contrary, in the event that both Miller and NWP mutually agree, Miller may offer to manufacture and sell to NWP Contract Goods at an amount less than the formula pricing as provided for in any paragraph of this Section 2.05.

      Section 2.06 Payment. Payment terms for Contract Goods sold pursuant to this Agreement shall be [Confidential Treatment Requested by New World Pasta Company] from receipt at the Plant of Miller's shipment or [Confidential Treatment Requested by New World Pasta Company] of receipt of Miller's invoice at NWP's billing location, whichever is later, which invoice shall not be issued until after delivery of the subject Contract Goods, or as otherwise agreed upon between the parties.


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      Section 2.07 Notice of Flour Requirements. On or before the [Confidential
Treatment Requested by New World Pasta Company] day of each month, or other schedule that the parties agree upon, NWP shall use reasonable efforts to give a nonbinding delivery schedule to Miller, in writing or by telephone, forecasting the type and quantity of Contract Goods which NWP shall require at the Plant and, as may be applicable (and to the extent such orders in total do not exceed [Confidential Treatment Requested by New World Pasta Company] of Contract Goods per year), [Confidential Treatment Requested by New World Pasta Company], during the following month. Miller shall deliver Contract Goods in accordance with NWP's actual order but will not be required to deliver Contract Goods to NWP unless and until the price for such Contract Goods has been fixed pursuant to
Section 2.05. The parties recognize that sales of pasta products in which the Contract Goods will be utilized are seasonal in nature. Therefore, NWP cannot plan or predict with certainty its need for Contract Goods. Such forecast by NWP, therefore, shall not be binding on NWP with respect to the amount of Contract Goods which are actually ordered.

      Section 2.08 Delivery of Contract Goods. Delivery of Contract Goods to NWP shall be made to the Plant at such times as shall be ordered by NWP by [Confidential Treatment Requested by New World Pasta Company], provided, however, that Miller shall not be required to ship Contract Goods on Saturdays, Sundays, or any other day the Mill is closed by reason of a legal or recognized holiday unless Miller has been notified of the need for such shipment [Confidential Treatment Requested by New World Pasta Company] in advance. In the event of interruption of such method of delivery of Contract Goods to the Plant from the Mill, Miller will, unless prevented by events described in Section 2.15 supply NWP all of its


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requirements for the Plant in some other fashion bearing all the cost and expense of doing so. Title to the Contract Goods shall transfer to NWP at the point where the pneumatic pipe enters the Plant, or if another delivery method is used, then when NWP takes possession of the Contract Goods. If the Mill is closed or not operating, NWP may still take delivery of Contract Goods, to the extent of inventory available, by utilizing the control panel in NWP's Plant which controls the flow of Contract Goods through the pneumatic pipes in accordance with agreed upon procedures between Miller and NWP. Delivery of Contract Goods to NWP at the Lebanon Plant shall be in accordance with the procedure set forth in Exhibit B which is attached hereto, covering Contract Goods which are shipped either by rail or by truck. Title to the Contract Goods shall transfer to NWP at the time of acceptance by NWP at the Lebanon Plant.

      Section 2.09 Failure of Supply and Liquidated Damages. In the event that Miller shall become unable to supply NWP with its requirements in accordance with Section 2.01, or to perform any particular contract between Miller and NWP, for the sale of any particular quantity or type of Contract Goods for any reason, unless covered by Section 2.15, Miller shall either purchase sufficient quantities and quality of comparable Contract Goods on the open market to fulfill the orders of NWP or immediately notify NWP upon receipt of NWP's order that Miller is unable to make the necessary purchases or to make NWP's required deliveries, to enable NWP to effect its own cover for such orders from other suppliers and Miller shall pay to NWP, as liquidated damages and not as a penalty, the difference between NWP's cost of cover for any Contract Goods (which cost includes all freight and transaction costs for such cover) which Miller failed to so deliver and the contract price thereof. Such payment shall be made within [Confidential Treatment Requested by New World Pasta Company] after NWP shall have


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paid for such cover and apprised Miller of the cost of such cover. Miller and
NWP acknowledge that the terms of this Section 2.09 which provide for liquidated damages are not intended to apply to those force majeure circumstances described in Section 2.15.

      Section 2.10 Purchase and Manufacturing Records.

            (a) Miller shall keep complete, true and accurate records and accounts with respect to all matters and inputs affecting the price of Contract Goods, including but not limited to, records with respect to purchasing and transporting of flour, such records to be kept in accordance with generally accepted accounting principles applied on a consistent basis from year to year. NWP or its representatives shall have the right to audit such records and accounts after reasonable prior notice to Miller, and Miller shall provide NWP with monthly statements of such matters in such form as shall be reasonably requested by NWP.

            (b) Miller shall also keep complete, true and accurate records with respect to manufacturing practices, quality assurance measures, analytical procedures and data and inspection reports. Miller shall allow NWP access to such records upon NWP's request insofar as they deal with the Contract Goods.

      Section 2.11 Inspection. During the term of this Agreement, Miller shall provide NWP with access to the Mill at any time during operating hours after reasonable notification by NWP to Miller. NWP shall not be required to give Miller notice in emergency situations. Miller shall promptly notify NWP of the results of any and all inspections of the Mill by any regulatory or industry authority. Further, Miller shall immediately notify NWP of any deficiencies, sanitation or quality problems in incoming flour, operations or Contract Goods identified by Miller, regulatory authorities or any third party.


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      Section 2.12 Quantity of Contract Goods Delivered. In order to determine and track the quantity of Contract Goods delivered by Miller to NWP through the pneumatic pipes, all Contract Goods shall be weighed by a scale at the point of discharge from the Mill storage silos into the pneumatic pipes. For purposes of confirming the quantity there shall also be weighing done by volumetric scale based on totaling air lock turns. Adjustments to quantity and/or equipment shall be made if these weighing mechanisms do not conform. At any time, NWP may enter the Mill to check, recalibrate or otherwise investigate the weighing equipment for accuracy and proper operation. Determination of the quantity of Contract Goods delivered to the Lebanon Plant shall be based upon certified railroad weight certificates if the Contract Goods are delivered by rail or upon certified bills of lading if the Contract Goods are not delivered by rail.

      Section 2.13 Terms of Sale. Except as otherwise provided in this Agreement or in any particular contract for the purchase and delivery of any particular quantity of Contract Goods, all sales of Contract Goods shall be governed by the Uniform Commercial Code.

      Section 2.14 Maintenance Program. Miller shall adhere to, at its cost, a program for the maintenance of the Mill and any and all equipment installed therein, which program shall be in keeping with the generally accepted industry standards for such programs and which shall also be as reasonable and prudent as Miller's program for the maintenance at other Miller facilities. Such maintenance program shall also be consistent with all requirements and recommendations of the equipment manufacturers.

      Section 2.15 Force Majeure. Miller and NWP shall be excused from performance of the purchase and supply provisions of this Article II by reason of circumstances beyond their control, including, but not limited to, acts of God, disaster, fire, floods, the elements, lockouts,


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

strikes, embargoes, governmental acts, wars (declared or undeclared) and riots. The party experiencing such force majeure shall provide prompt notice to the other party and its performance shall be excused during the existence of such force majeure. The party experiencing such force majeure shall use its best efforts to remove, rectify or correct such force majeure and if the force majeure extends for longer than eighteen (18) months, the other party shall have the option of terminating this Agreement upon written notice. If the force majeure prevents Miller from supplying Contract Goods to the Plant as required by Section 2.01, then after nine (9) months of such force majeure, and during the continuance of such force majeure, Miller agrees to reimburse NWP for the difference in cost to NWP of Contract Goods required to be purchased by NWP for operation of the Plant and the cost of such Contract Goods as calculated under
Section 2.05.

                                   ARTICLE III
                   RESPECTIVE RIGHTS, TERMINATION AND TRANSFER


            Section 3.01 Term. The Initial Term of this Agreement shall expire on [Confidential Treatment Requested by New World Pasta Company]; provided, however, that the price for Contract Goods shall be adjusted, effective [Confidential Treatment Requested by New World Pasta Company] to reflect [Confidential Treatment Requested by New World Pasta Company], as defined below, which [Confidential Treatment Requested by New World Pasta Company]. In addition, the price for Contract Goods shall be adjusted [Confidential Treatment Requested by New World Pasta Company], as defined below, [Confidential Treatment Requested by New World Pasta Company] as measured by [Confidential Treatment Requested by New World Pasta Company] in accordance with the following formula:



            [Confidential Treatment Requested by New World Pasta Company]


            Both adjustments shall be calculated using the fiscal year [Confidential Treatment Requested by New World Pasta Company] through [Confidential Treatment Requested by New World Pasta Company] as the base year. The calculation of these adjustments shall be made in accordance with the following:




            The [Confidential Treatment Requested by New World Pasta
Company] are: [Confidential Treatment Requested by New World Pasta Company] and other [Confidential Treatment Requested by New World Pasta Company] (which shall only mean the [Confidential Treatment Requested by New World Pasta Company] and [Confidential Treatment Requested by New World Pasta Company] including [Confidential Treatment Requested by New World Pasta Company]. It is the intent of the parties that [Confidential Treatment Requested by New World Pasta Company] derived by dividing the sum total of each such [Confidential Treatment Requested by New World Pasta Company] during the [Confidential Treatment Requested by New World Pasta Company] by the total [Confidential Treatment Requested by New World Pasta Company] during the same twelve (12) month period, whether [Confidential Treatment Requested by New World Pasta Company] or not; however [Confidential Treatment Requested by New World Pasta Company] shall not include [Confidential Treatment Requested by New World Pasta Company]. Miller shall [Confidential Treatment Requested by New World Pasta Company] to [Confidential Treatment Requested by New World Pasta Company].




            The [Confidential Treatment Requested by New World Pasta Company] shall be determined by dividing the total [Confidential Treatment Requested by New World Pasta Company] by an estimated [Confidential Treatment Requested by New World Pasta Company]: no adjustment is applied to the [Confidential Treatment Requested by New World Pasta Company]. During [Confidential Treatment Requested by New World Pasta Company] is reduced by [Confidential Treatment Requested by New World Pasta Company] to arrive at [Confidential Treatment Requested by New World Pasta Company] for that year, [Confidential Treatment Requested by New World Pasta Company] is [Confidential Treatment Requested by New World Pasta Company]. For [Confidential Treatment Requested by New World Pasta Company] and subsequent periods the [Confidential Treatment Requested by New World Pasta Company]. The [Confidential Treatment Requested by New World Pasta Company] will be computed as a [Confidential Treatment Requested by New World Pasta Company] using the method described for [Confidential Treatment Requested by New World Pasta Company].



            The [Confidential Treatment Requested by New World Pasta Company] is the remainder determined by taking the average [Confidential Treatment Requested by New World Pasta Company], minus the [Confidential Treatment Requested by New World Pasta Company], minus the [Confidential Treatment Requested by New World Pasta Company] used to [Confidential Treatment Requested by New World Pasta Company], including [Confidential Treatment Requested by New World Pasta Company] needed to [Confidential Treatment Requested by New World Pasta Company], less the [Confidential Treatment Requested by New World Pasta Company] from the sale [Confidential Treatment Requested by New World Pasta Company] such as [Confidential Treatment Requested by New World Pasta Company], minus the [Confidential Treatment Requested by New World Pasta Company] is determined by taking the sum of [Confidential Treatment Requested by New World Pasta Company] and dividing by [Confidential Treatment Requested by New World Pasta Company].



            Notwithstanding the above, [Confidential Treatment Requested by New World Pasta Company] shall not be adjusted to [Confidential Treatment Requested by New World Pasta Company] the amount of [Confidential Treatment Requested by New World Pasta Company], or that would otherwise [Confidential Treatment Requested by New World Pasta Company]. For purposes of this Agreement, [Confidential Treatment Requested by New World Pasta Company] shall be defined to mean [Confidential Treatment Requested by New World Pasta Company]. For purposes of interpretation, [Confidential Treatment Requested by New World Pasta Company] shall not be construed to require an [Confidential Treatment Requested by New World Pasta Company], but shall require [Confidential Treatment Requested by New World Pasta Company]. In the event that the adjustment of the price for [Confidential Treatment Requested by New World Pasta Company], Miller shall have the [Confidential Treatment Requested by New World Pasta Company] it may decline such [Confidential Treatment Requested by New World Pasta Company], in which case NWP [Confidential Treatment Requested by New World Pasta Company].



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

            On or before [Confidential Treatment Requested by New World Pasta Company] and on or before December 31st of each year thereafter, until this Agreement expires or is terminated, NWP shall exercise one of the following options by delivering written notice thereof to Miller (failure to provide such written notice shall result in the exercise of Option (a) below):


            (a) Allow the [Confidential Treatment Requested by New World Pasta Company], except that the [Confidential Treatment Requested by New World Pasta Company] as set forth above. Such [Confidential Treatment Requested by New
World Pasta Company] shall become effective [Confidential Treatment Requested by New World Pasta Company].

            (b) Notify [Confidential Treatment Requested by New World Pasta Company] this Agreement. Upon such notice from [Confidential Treatment Requested by New World Pasta Company], the parties agree [Confidential Treatment Requested by New World Pasta Company] to both parties. In the event the parties [Confidential Treatment Requested by New World Pasta Company], then [Confidential Treatment Requested by New World Pasta Company], prior to [Confidential Treatment Requested by New World Pasta Company] the Agreement [Confidential Treatment Requested by New World Pasta Company] shall be adjusted [Confidential Treatment Requested by New World Pasta Company], or allow the [Confidential Treatment Requested by New World Pasta Company] from the date on [Confidential Treatment Requested by New World Pasta Company]. During any such [Confidential Treatment Requested by New World Pasta Company] or any such [Confidential Treatment Requested by New World Pasta Company], the terms which were [Confidential Treatment Requested by New World Pasta Company] shall control.

            In the event that [Confidential Treatment Requested by New World Pasta Company] pursuant to this Section due to [Confidential Treatment Requested by New World Pasta Company], and Miller [Confidential Treatment Requested by New World Pasta Company], it is understood and acknowledged that [Confidential Treatment Requested by New World Pasta Company]. However, if [Confidential Treatment Requested by New World Pasta Company] establishes a [Confidential Treatment Requested by New World Pasta Company] from other [Confidential Treatment Requested by New World Pasta Company] to the extent of such [Confidential Treatment Requested by New World Pasta Company]. For purposes of this Agreement, [Confidential Treatment Requested by New World Pasta Company] shall be deemed to mean [Confidential Treatment Requested by New World Pasta Company] exceeding [Confidential Treatment Requested by New World Pasta Company]. For example, if [Confidential Treatment Requested by New World Pasta Company], then [Confidential Treatment Requested by New World Pasta Company] under this Agreement to supply [Confidential Treatment Requested by New World Pasta Company].


      Section 3.02 Breach of Obligations. Failure of Miller to comply with any of the obligations or conditions herein contained, including, but not limited to late delivery or failure to meet product specifications, shall be a default and shall entitle NWP to give Miller written notice to cure such default. [Confidential Treatment Requested by New World Pasta Company].

      Section 3.03 Termination by Miller. Failure of NWP to comply with any of the obligations or conditions herein contained, including, but not limited to failure to purchase or pay for Contract Goods, shall be a default and shall entitle Miller to give NWP written notice to cure such default. If any such default is not cured within thirty (30) days after receipt of such written notice, Miller shall be entitled to terminate this Agreement by giving written notice to take effect six (6) months after such notice. Upon a termination of the Agreement under this provision, NWP and Miller shall work together to disconnect and disassemble any physical connections between the Plant and the Mill.

                                   ARTICLE IV
                               GENERAL PROVISIONS

      Section 4.01 Governing Law. The parties hereto acknowledge that this Agreement was made under, and shall be governed by the laws of the State of Virginia.

      Section 4.02 [Confidential Treatment Requested by New World Pasta Company]. For purposes of this Section 4.02, [Confidential Treatment Requested by New World Pasta Company] mean [Confidential Treatment Requested by New World Pasta Company].


      Section 4.03 Notices. Notices under this Agreement shall be in writing and may be delivered by hand or sent by mail, courier or facsimile. Notices by mail shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, and shall be deemed delivered five (5) days after date of mailing. Notices sent by facsimile shall be deemed given on the date transmitted; provided that (i) the sender receives a written confirmation to verify the transmission, and (ii) the sender also delivers a copy of the notice to the other party by overnight courier. Notices sent by a courier shall be deemed delivered on the date of receipt or the date delivery is refused by the intended recipient as evidenced by the courier's records. Notices shall be sent to the parties at the addresses set forth below, or at such other addresses or persons as the party may from time to time designate by written notice to the other party:

               If to Miller         Miller Milling Company
               or MMCLP:            880 Grain Exchange Building
                                    Minneapolis, Minnesota  55415
                                    Attention:  President

               With a copy to:      Michael L. Snow, Esquire
                                    Maslon Edelman Borman & Brand
                                    3300 Norwest Center
                                    Minneapolis, Minnesota  55402

               If to WPLLC:         Winchester Pasta, L.L.C.
                                    100 Crystal A Drive
                                    Hershey, Pennsylvania 17033
                                    Attention: Chief Executive Officer

               With a copy to:      Winchester Pasta, L.L.C.
                                    100 Crystal A Drive
                                    Hershey, Pennsylvania 17033
                                    Attention: Vice President of Finance/
                                    Chief Financial Officer

               If to NWP:           New World Pasta Company
                                    100 Crystal A Drive
                                    Hershey, Pennsylvania 17033
                                    Attention: Chief Executive Officer

               With a copy to:      New World Pasta Company
                                    100 Crystal A Drive
                                    Hershey, Pennsylvania 17033
                                    Attention: Vice President of Finance/
                                    Chief Financial Officer

      Section 4.04 Terms of Sale. Except as otherwise provided in this Agreement or in any particular contract for the purchase and delivery of any particular quantity of Contract Goods, all sales of Contract Goods shall be governed by the Uniform Commercial Code.

      Section 4.05 Breach of Agreement. In the event of any breach of this Agreement, the non-breaching party may avail itself of any remedies afforded it by law, except as otherwise provided in Section 2.09 or Section 4.07 of this Agreement which shall govern in the event of any conflict with other provisions of this Agreement.

      Section 4.06 Confidentiality. Both Miller and NWP hereby agree not to disclose, without the other parties' consent, to any third party (except financial institutions or professional personnel such as lawyers, accountants, and the like who are employed by the party hereto or as may be required or advisable to comply with law) the specific provisions of this Agreement.

      Section 4.07 Arbitration. In the event the parties are unable to agree upon the pricing of any products hereunder, the amount due for any delivery, or the quality of any delivery they shall identify a third party who shall determine such amount, and whose determination shall be binding upon the parties hereto, and further provided that if Miller and NWP shall be unable to agree upon the identity of such third party, said determination shall be made by a board of arbitration in accordance with the rules and regulations of the American Arbitration Association, and held in Minneapolis, Minnesota. The cost of said arbitration shall be divided between the parties so that the losing party shall pay to the prevailing party a portion of the cost of the prevailing party's attorneys' fees and costs which shall be equal to a percentage determined by dividing (i) the value of the award to the prevailing party by
(ii) the amount of the prevailing party's claim in the arbitration. The decision of the arbitrators shall be final and binding and entitled to recognition and enforcement by the courts of the United States and by the courts of all states of the United States.

      Section 4.08 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

      Section 4.09 Severability. The determination that any portion or provision of this Agreement is invalid or enforceable shall not affect the remaining portions or provisions hereof, unless such determination of invalidity relates to the essence or essential terms of this Agreement, in which event the entire Agreement shall become null and void.

      Section 4.10 Counterparts. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

      Section 4.11 Integration. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

      Section 4.12 Amendment to Prior Agreement. This Agreement is an amendment and restatement of that certain Amended and Restated Mill Agreement ("Prior Agreement") dated effective as of the 29th day of July, 1998, by and among Miller and HERSHEY PASTA & GROCERY GROUP, a division of Hershey Foods Corporation, a Delaware corporation ("HPG"). This Agreement hereby supercedes such Prior Agreement with respect to to all Flour Requirements of WPLLC, NWP and its Affiliates at such companies' Winchester, VA and Lebanon, PA processing plants. The Prior Agreement shall continue to apply to all Flour supplied by Miller prior to the date hereof and all Flour Requirements ordered by HPG prior to the date hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                       WINCHESTER PASTA, L.L.C.

WITNESS

/s/ Sarah E. Miller                    By: /s/ James Bohenick
----------------------------               -------------------------------------
                                       Name: James Bohenick
                                       Title:


                                       NEW WORLD PASTA COMPANY
WITNESS

/s/ Andrew Bauer                       By: /s/ C. Mickey Skinner
----------------------------               -------------------------------------
                                           Name: C. Mickey Skinner
                                           Title: Chairman,Chief Executive
                                                  Officer and Director

                                       MILLER MILLING COMPANY

WITNESS

/s/ Andrew Bauer                       By: /s/ John C. Miller
----------------------------               -------------------------------------
                                       Name: John C. Miller

                                       Title: Chairman, President and Chief
                                              Executive Officer

                                 ACKNOWLEDGMENT

      Miller Milling Company Limited Partnership, a Minnesota limited partnership, is executing this Mill Agreement solely to indicate its agreement to be bound by the Right of First Refusal provisions contained in Section 4.02.

                                       MILLER MILLING COMPANY LIMITED
                                       PARTNERSHIP

                                       By Miller Milling Company,
                                       Its General Partner

                                       By: /s/ John C. Miller
                                           -------------------------------------
                                       Name: John C. Miller
                                       Title: